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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Nonqualified Stock Option Plan for Nonemployee Directors of USA Truck, Inc. of our report dated January 23, 1996, with respect to the consolidated financial statements and schedule of USA Truck, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP





January 24, 1997
Little Rock, Arkansas